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                                                                   EXHIBIT 10.27

                            FIRST AMENDMENT TO LEASE

         This First Amendment To Lease (the "First Amendment") is made and entered into as of May 10, 2000, by and between Spieker Properties, L.P., a California limited partnership ("Landlord") and Hollywood Software, Inc., a California corporation ("Tenant").

                                    RECITALS

         A. WHEREAS, Landlord and Tenant entered into that certain office lease (the "Original Lease") dated as of March 31, 1999, covering certain Premises located at 2601 Saturn Street, Suite 104, Brea, California 92821 and commonly known as Brea Park Centre, (the "Building").

         B. WHEREAS, Landlord and Tenant desire to modify the Lease, among other modifications, that upon the First Amendment Commencement Date (defined below), Tenant shall expand its Premises by 1,402 rentable square feet, known as Suite 300, on the third (3rd) Floor of the Building (the "Expansion Premises").

         C. NOW THEREFORE, in consideration of the Premises and for other consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Definitions: Unless otherwise defined herein, all capitalized words shall have the meanings set forth in the Lease.

2. Premises: Notwithstanding any provision of the Lease to the contrary, the Premises shall continue to be Suite 104 and shall be expanded to include Suite 300 (the "Expansion Premises") comprising a total of approximately 2,281 rentable square feet. As further depicted on Exhibit B attached hereto (herein referred to as the "First Amendment Premises").

3. First Amendment Commencement Date: The First Amendment Commencement Date shall be the earlier of the date on which the improvements to be constructed or performed by Landlord in the Expansion Premises shall have been substantially completed in accordance with the plans and specifications, described on Exhibit C, attached hereto, or July 1, 2000. If for any reason Landlord cannot deliver possession of any portion of the Expansion Premises to Tenant on the First Amendment Scheduled Commencement Date, Landlord shall not be subject to any liability therefor, nor shall Landlord be in default hereunder nor shall such failure affect the validity of this First Amendment, and Tenant agrees to accept possession of the First Amendment Premises at such time as such improvements have been substantially completed, which date shall then be deemed the First Amendment Commencement Date. In the event of any dispute as to substantial completion of work performed or required to be performed by Landlord, the certificate of Landlord's general contractor shall be conclusive. Substantial completion shall have occurred notwithstanding Tenant's submission of a punchlist to Landlord, which Tenant shall submit, if at all, within three (3) business days after the First Amendment Commencement Date or otherwise in accordance with any improvement agreement appended to this First Amendment. Upon Landlord's request, Tenant shall promptly execute and return to Landlord a "Start-Up Letter" in which Tenant shall agree, among other things, to acceptance of the Original Premises and Expansion Premises and to the determination of the First Amendment Commencement Date, in accordance with the terms of the Lease, but Tenant's failure or refusal to do so shall not negate Tenant's acceptance of the First Amendment Premises or affect determination of the First Amendment Commencement Date. From and after the First Amendment Commencement Date, Tenant shall observe and perform all obligations of the Tenant pursuant to the First Amendment and the Lease with respect to the First Amendment Premises.

4.       First Amendment Premises Scheduled Expiration Date: April 30, 2001

5. Prior Right of Occupancy: Upon full execution of the First Amendment, Tenant shall have the right to occupy the Premises upon substantial completion of the tenant improvements prior to July 1, 2000, Lease Commencement Date, with all terms and conditions of this Lease in full force and effect, including the payment of rent and shall be prorated based on a month of 30 days.

6. Basic Monthly Rental: Notwithstanding Paragraph 6 of the Lease Agreement, the basic monthly rental shall be as follows:

         Suite 104:

         July 1, 2000-- April 30, 2001:      $1,327.00 per month plus monthly
                                             operating expense.

         Suite 300:

         July 1, 2000 April 30, 2001:        $2,282.00 per month plus monthly
                                             operating expense.
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         Tenant's Percentage Share from and after the First Amendment
         Commencement Date:

         Tenant's percentage share of Building shall be 4.7072%
         Tenant's percentage share of Project shall be 4.7072%

7. Base Year for Operating Expenses and Taxes from and after the First Amendment Commencement Date:

         The Base Year for Suites 104 and 300 shall be 1999 Calendar year.

8. Tenant Improvements: Tenant agrees to accept the Premises in "as-is" condition, except Landlord shall construct and Tenant shall pay 1/2 the costs for the following one time interior improvements in the Expansion Premises (Suite 300) as follows:

         o Landlord shall remove approximately 18 lineal feet of ceiling height walls and (1) door jamb and door as shown in red on the attached floor plan; Exhibit "C".

         o Landlord shall patch carpet and baseboard to match existing carpet and baseboard where walls will be removed. Landlord shall use best efforts to match existing carpet color in Premises.

         o Landlord shall touch up paint in areas where walls will be removed. Landlord shall use best efforts to match the paint color to the existing paint color in Premises.

         Upon the execution of the First Amendment, Tenant shall pay $900.00 to Landlord for 1/2 the cost of the above referenced improvements.

9.       Occupancy Density:   Suite 104:     A total of four (4) persons.
                              Suite 300:     A total of six (6) persons.

10.      Parking Density:     Suite 104:     A total of four (4) unreserved
                                             parking spaces.
                              Suite 300:     A total of six (6) unreserved
                                             parking spaces.

10.      Security Deposit:    Suite 300:     $2,282.00 due upon execution of
                                             First Amendment

EXCEPT AS EXPRESSLY MODIFIED ABOVE, all terms and conditions of the Lease Agreement shall remain in full force and effect and hereby ratified and confirmed.

LANDLORD:                                   TENANT:

Spieker Brea, L.P.,                         Hollywood Software, Inc.,
a Delaware limited partnership              a California corporation.

By:      Spieker Properties, Inc.,
         a Maryland corporation,
         its general partner

         By: /s/ Mark Valentine             By: /s/ Robert Jackovich
             ----------------------             ----------------------
                 Mark Valentine                     Robert Jackovich

         Its:    Vice President             Its:    President


         Date: 5/26/00                      Date:   5-23-00